Exhibit 99.1

NEWS RELEASE
November 19, 2025

DYCOM INDUSTRIES, INC. REPORTS FISCAL 2026 THIRD QUARTER RESULTS
Third Quarter Highlights
(All metrics compared to the third quarter of fiscal 2025)

•Record Contract Revenues of $1.452 billion, up 14.1%
•Record GAAP Diluted EPS of $3.63, up 35.4% compared to Q3 2025 Non-GAAP Diluted EPS
•Record Net Income of $106.4 million, up 34.4% compared to Q3 2025 Non-GAAP Net Income
•Record Adjusted EBITDA of $219.4 million, up 28.5% and representing 15.1% of contract revenues
•Strong Operating Cash Flows of $220.0 million
•Record Backlog of $8.2 billion as of October 25, 2025
•Increasing Midpoint of Fiscal 2026 Revenue Outlook

West Palm Beach, Florida, November 19, 2025 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the third quarter ended October 25, 2025.

“We delivered an exceptional third quarter with record revenue, profitability and backlog, reinforcing our industry leadership and operational discipline. As a result of our strong performance, we are increasing the midpoint of our full-year revenue outlook,” said Dan Peyovich, Dycom’s President and Chief Executive Officer.

“The demand drivers for telecommunications and digital infrastructure have never been stronger, fueled by accelerating fiber builds, a massive ramp-up in data center needs, and the much anticipated arrival of BEAD. Dycom’s unique scale, expertise, and deep customer relationships position us to lead this significant, long-term deployment of digital infrastructure and deliver substantial value to our shareholders. I want to sincerely thank the Dycom team for their commitment to excellence and their focus on delivering for our customers every day.”

Third Quarter Results

Contract revenues increased 14.1% to $1.452 billion for the quarter ended October 25, 2025, compared to $1.272 billion for the prior year quarter. On an organic basis, contract revenues increased 7.2% after excluding contract revenues from acquired businesses that were not owned for the entirety of both the current and prior year quarters. Total contract revenues from acquired businesses were $110.9 million for the quarter ended October 25, 2025, compared to $21.0 million for the prior year quarter.

Non-GAAP Adjusted EBITDA increased to $219.4 million, or 15.1% of contract revenues, for the quarter ended October 25, 2025, compared to $170.7 million, or 13.4% of contract revenues, for the prior year quarter.

On a GAAP basis, net income increased to $106.4 million, or $3.63 per common share diluted, for the quarter ended October 25, 2025, compared to $69.8 million, or $2.37 per common share diluted, for the prior year quarter. Non-GAAP Adjusted Net Income was $79.2 million, or $2.68 per common share diluted, for the prior year quarter.

Year-to-Date Results

Contract revenues increased 13.0% to $4.088 billion for the nine months ended October 25, 2025, compared to $3.617 billion for the prior year period. On an organic basis, contract revenues increased 3.9% after excluding contract revenues from acquired businesses that were not owned for the entirety of both the current and prior year periods. Total contract revenues from acquired businesses were $377.6 million for the nine months ended October 25, 2025, compared to $47.6 million for the prior year period.

Non-GAAP Adjusted EBITDA increased to $575.3 million, or 14.1% of contract revenues, for the nine months ended October 25, 2025, compared to $460.0 million, or 12.7% of contract revenues, for the prior year period.

On a GAAP basis, net income increased to $264.9 million, or $9.05 per common share diluted, for the nine months ended October 25, 2025, compared to $200.7 million, or $6.81 per common share diluted, for the prior year period. Non-GAAP Adjusted Net Income was $214.2 million, or $7.26 per common share diluted for the prior year period.

Outlook

Fiscal 2026 Annual Outlook

As a result of our strong performance and favorable demand outlook, the Company is increasing the midpoint of its revenue outlook for the year. We now expect total contract revenues for fiscal 2026 to range from $5.350 billion to $5.425 billion, representing a range of 13.8% to 15.4% total growth over the prior year. Fiscal 2026 will include 53 weeks of operations due to our fiscal calendar, with the extra week occurring in the Company’s fiscal fourth quarter when operations are normally seasonally impacted by winter weather.

Fourth Quarter Fiscal 2026 Outlook

For the quarter ending January 31, 2026, the Company expects the following:

Contract revenues	$1.26 billion to $1.34 billion
Non-GAAP Adjusted EBITDA	$140 million to $155 million
Diluted Earnings per Common Share	$1.30 to $1.65
Non-GAAP Adjusted Diluted Earnings per Common Share*	$1.62 to $1.97

*Beginning in the fiscal fourth quarter ending January 31, 2026, the Company expects to exclude the impact of intangible amortization expense in its calculation of Non-GAAP Adjusted Earnings per Common Share.

For additional information regarding the Company’s outlook, please see the presentation materials available on the Company’s website posted in connection with the conference call discussed below.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, slide presentations, conference calls, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. See Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures in the press release tables that follow.

Conference Call Information and Other Selected Data

The Company will host a conference call to discuss fiscal 2026 third quarter results on Wednesday, November 19, 2025 at 9:00 a.m. ET. Interested parties may participate in the question and answer session of the conference call by registering at https://register-conf.media-server.com/register/BI9a839022ad944fb09c33dfa69ba71132. Upon registration, participants will receive a dial-in number and unique PIN to access the call. Participants are encouraged to join approximately ten minutes prior to the scheduled start time.

For all other attendees, a live listen-only audio webcast of the call, including an accompanying slide presentation, can be accessed directly at https://edge.media-server.com/mmc/p/uapuurgx/lan/en/. A replay of the live webcast and the related materials will be available on the Company's Investor Center website at https://dycomind.com/investors for approximately 120 days following the event.

About Dycom Industries, Inc.

Dycom is a leading provider of specialty contracting services to the telecommunications infrastructure and utility industries throughout the United States. These services include program management, planning, engineering and design; aerial, underground, and wireless construction; maintenance; and fulfillment services for telecommunications providers. Additionally, Dycom provides underground facility locating services for various utilities, including telecommunications providers, as well as other construction and maintenance services for electric and gas utilities.

Forward Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include those related to the Company’s current assumptions regarding future business and financial performance, including, but not limited to, those statements found under the “Outlook” section of this press release.

Forward-looking statements are based on management’s expectations, estimates and projections, are made solely as of the date these statements are made, and are subject to both known and unknown risks and uncertainties that may cause the actual results and occurrences discussed in these forward-looking statements to differ materially from those referenced or implied in the forward-looking statements contained in this press release. The most significant of these known risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) and include future economic conditions and trends including the potential impacts of an inflationary economic environment, changes in government policies and laws affecting our business, including related to funding for infrastructure projects and tariff policies or changes to tax laws, changes to customer capital budgets and spending priorities, the availability and cost of materials, equipment and labor necessary to perform our work, the adequacy of the Company’s insurance and other reserves and allowances for credit losses, whether the carrying value of the Company’s assets may be impaired, the future impact of any acquisitions or dispositions, adjustments and cancellations of the Company’s projects, the impact to the Company’s backlog from project cancellations or postponements, the impacts of pandemics and public health emergencies, the impact of varying climate and weather conditions, the anticipated outcome of other contingent events, including litigation or regulatory actions involving the Company, potential liabilities or other adverse effects arising from occupational health, safety, and other regulatory matters, the adequacy of our liquidity, the availability of financing to address our financials needs, the Company’s ability to generate sufficient cash to service its indebtedness, the impact of restrictions imposed by the Company’s credit agreement, and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update its forward-looking statements.

For more information, contact:
Callie Tomasso, Vice President Investor Relations & Corporate Communications
Email: investorrelations@dycomind.com
Phone: (561) 627-7171
---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	October 25, 2025	January 25, 2025
ASSETS
Current assets:
Cash and equivalents	$110,109	$92,670
Accounts receivable, net	1,586,884	1,373,738
Contract assets	147,576	63,375
Inventories	120,057	127,255
Income tax receivable	19,869	2,963
Other current assets	41,475	34,629
Total current assets	2,025,970	1,694,630

Property and equipment, net	567,918	541,921
Operating lease right-of-use assets	118,769	112,151
Goodwill and other intangible assets, net	516,644	550,076
Other assets	95,523	46,589
Total assets	$3,324,824	$2,945,367

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$297,130	$223,490
Current portion of debt	20,000	10,000
Contract liabilities	54,766	73,548
Accrued insurance claims	53,060	46,686
Operating lease liabilities	38,135	35,823
Income taxes payable	—	30,636
Other accrued liabilities	193,367	166,970
Total current liabilities	656,458	587,153

Long-term debt	919,480	933,212
Accrued insurance claims - non-current	66,101	49,836
Operating lease liabilities - non-current	87,032	76,928
Deferred tax liabilities, net - non-current	85,082	32,172
Other liabilities	27,376	26,969
Total liabilities	1,841,529	1,706,270

Total stockholders’ equity	1,483,295	1,239,097
Total liabilities and stockholders’ equity	$3,324,824	$2,945,367

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share amounts)
Unaudited

	Quarter	Quarter	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	October 25, 2025	October 26, 2024	October 25, 2025	October 26, 2024
Contract revenues	$1,451,798	$1,272,007	$4,088,349	$3,617,489

Costs of earned revenues, excluding depreciation and amortization	1,131,596	1,007,412	3,213,158	2,881,930
General and administrative[1]	107,297	110,777	317,816	304,915
Depreciation and amortization	62,159	52,001	181,402	143,778
Total	1,301,052	1,170,190	3,712,376	3,330,623

Interest expense, net	(13,782)	(17,451)	(43,385)	(44,941)
Loss on debt extinguishment[2]	—	—	—	(965)
Other income, net	3,298	6,926	17,391	22,595
Income before income taxes	140,262	91,292	349,979	263,555

Provision for income taxes[3]	33,897	21,503	85,083	62,812

Net income	$106,365	$69,789	$264,896	$200,743

Earnings per common share:

Basic earnings per common share	$3.67	$2.39	$9.15	$6.89

Diluted earnings per common share	$3.63	$2.37	$9.05	$6.81

Shares used in computing earnings per common share:

Basic	28,953,396	29,154,262	28,941,923	29,121,475

Diluted	29,330,297	29,481,003	29,278,792	29,489,808

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES
(Dollars in thousands)
Unaudited

CONTRACT REVENUES, NON-GAAP ORGANIC CONTRACT REVENUES, AND GROWTH %

	Quarter	Quarter	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	October 25, 2025	October 26, 2024	October 25, 2025	October 26, 2024
Contract Revenues - GAAP	$1,451,798	$1,272,007	$4,088,349	$3,617,489
Contract Revenues - GAAP Growth %	14.1%		13.0%

Contract Revenues - GAAP	$1,451,798	$1,272,007	$4,088,349	$3,617,489
Revenues from acquired businesses[4]	(110,907)	(20,993)	(377,581)	(47,613)
Non-GAAP Organic Contract Revenues	$1,340,891	$1,251,014	$3,710,768	$3,569,876
Non-GAAP Organic Contract Revenues Growth %	7.2%		3.9%

NET INCOME AND NON-GAAP ADJUSTED EBITDA

	Quarter	Quarter	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	October 25, 2025	October 26, 2024	October 25, 2025	October 26, 2024
Reconciliation of net income to Non-GAAP Adjusted EBITDA:
Net income	$106,365	$69,789	$264,896	$200,743
Interest expense, net	13,782	17,451	43,385	44,941
Provision for income taxes[3]	33,897	21,503	85,083	62,812
Depreciation and amortization	62,159	52,001	181,402	143,778
EBITDA	216,203	160,744	574,766	452,274
Gain on sale of fixed assets	(4,760)	(8,202)	(24,635)	(28,765)
Stock-based compensation expense	7,986	14,024	25,185	31,329
Acquisition integration costs[5]	—	4,163	—	4,163
Loss on debt extinguishment[2]	—	—	—	965
Non-GAAP Adjusted EBITDA	$219,429	$170,729	$575,316	$459,966
Non-GAAP Adjusted EBITDA % of contract revenues	15.1%	13.4%	14.1%	12.7%

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)
(Dollars in thousands, except share amounts)
Unaudited

NET INCOME, NON-GAAP ADJUSTED NET INCOME, DILUTED EARNINGS PER COMMON SHARE, AND NON-GAAP ADJUSTED DILUTED EARNINGS PER COMMON SHARE

	Quarter	Quarter	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	October 25, 2025	October 26, 2024	October 25, 2025	October 26, 2024
Reconciliation of net income to Non-GAAP Adjusted Net Income:
Net income	$106,365	$69,789	$264,896	$200,743

Pre-Tax Adjustments:
Stock-based compensation modification[6]	—	7,066	—	9,297
Acquisition integration costs[5]	—	4,163	—	4,163
Loss on debt extinguishment[2]	—	—	—	965

Tax Adjustments:
Tax impact of pre-tax adjustments	—	(1,868)	—	(969)
Total adjustments, net of tax	—	9,361	—	13,456

Non-GAAP Adjusted Net Income	$106,365	$79,150	$264,896	$214,199

Reconciliation of diluted earnings per common share to Non-GAAP Adjusted Diluted Earnings per Common Share:
GAAP diluted earnings per common share	$3.63	$2.37	$9.05	$6.81
Total adjustments, net of tax	—	0.31	—	0.45
Non-GAAP Adjusted Diluted Earnings per Common Share	$3.63	$2.68	$9.05	$7.26

Shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share	29,330,297	29,481,003	29,278,792	29,489,808

Amounts in tables above may not add due to rounding.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, slide presentations, conference calls, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used as follows:

•Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entirety of both the current and prior year periods, excluding certain non-recurring items. Non-GAAP Organic Contract Revenue change percentage is calculated as the change in Non-GAAP Organic Contract Revenues from the comparable prior year period divided by the comparable prior year period Non-GAAP Organic Contract Revenues. Management believes Non-GAAP Organic Contract Revenues is a helpful measure for comparing the Company’s revenue performance with prior periods.

•Non-GAAP Adjusted EBITDA - EBITDA (earnings before interest, taxes, depreciation and amortization) adjusted for gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

•Non-GAAP Adjusted Net Income - GAAP net income before certain non-recurring items and the related tax impact. Management believes Non-GAAP Adjusted Net Income is a helpful measure for comparing the Company’s operating performance with prior periods. Beginning in the fiscal fourth quarter ending January 31, 2026, the Company expects to exclude the impact of intangible amortization expense in its calculation of Non-GAAP Adjusted Net Income.

•Non-GAAP Adjusted Diluted Earnings per Common Share - Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding.

Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share:

•Loss on debt extinguishment - Loss on debt extinguishment includes the write-off of deferred financing fees in connection with the amendment of the Company’s credit agreement during the quarter ended July 27, 2024. Management believes excluding the loss on debt extinguishment from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance and provides management with a consistent measure for assessing the current and historical financial results

•Stock-based compensation modification - In connection with the Company’s CEO succession plan and transition completed in November 2024, the Company incurred stock-based compensation modification expense. The Company excludes the impact of the modification because the Company believes it is not indicative of its underlying results or ongoing operations.

•Acquisition integration costs - The Company incurred costs of approximately $4.2 million in connection with the integration of a business acquired during the quarter ended October 26, 2024. The exclusion of the acquisition integration costs from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results.

•Tax impact of pre-tax adjustments - The tax impact of pre-tax adjustments reflects the Company’s estimated tax impact of specific adjustments and the effective tax rate used for financial planning for the applicable period.

Notes

1 Includes stock-based compensation expense of $8.0 million and $14.0 million for the quarters ended October 25, 2025 and October 26, 2024, respectively, and $25.2 million and $31.3 million for the nine months ended October 25, 2025 and October 26, 2024, respectively.
2 During the nine months ended October 26, 2024, the Company recognized a loss on debt extinguishment of approximately $1.0 million in connection with the amendment of its credit agreement.
3 Provision for income taxes includes tax benefits resulting from the vesting and exercise of share-based awards of approximately $0.4 million and $3.9 million for the quarters ended October 25, 2025 and October 26, 2024, respectively, and approximately $3.2 million and $9.9 million for the nine months ended October 25, 2025 and October 26, 2024, respectively.
4 Amounts represent contract revenues from acquired businesses that were not owned for the entirety of both the current and prior year periods.
5The Company incurred costs of approximately $4.2 million in connection with the integration of a business acquired during the quarter ended October 26, 2024
6 In connection with the Company’s CEO succession plan and transition completed in November 2024, the Company incurred stock-based compensation modification expense of $7.1 million and $9.3 million during the quarter and nine months ended October 26, 2024, respectively, related to previously issued equity awards.